UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 4, 2009

CARPENTER TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2009, Sunil Y. Widge, Ph.D., retired as Senior Vice President and Chief Technology Officer of the Company after 32 years of service.  Dr. Widge was a Named Executive Officer for fiscal year 2008 and, until his retirement, the current fiscal year.  Dr. Widge will provide consulting services to the Company as Chief Technology Officer Emeritus for thirty six months following his retirement.

In connection with Dr. Widge’s service as a consultant to the Company, the Company entered into a written Consulting Agreement that details the terms under which Dr. Widge will consult for the Company.  Under the Consulting Agreement, Dr. Widge will provide the Company primarily with technical consulting services.  As consideration for his consulting services, the Consulting Agreement calls for an initial payment of $330,000 and monthly payments of $35,571 to Dr. Widge for the duration of the Consulting Agreement.  This Consulting Agreement will terminate on January 31, 2012.

The Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibit:

10.1	Consulting Agreement, dated December 9, 2008, by and between the Company and Dr. Sunil Y. Widge.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ Oliver C. Mitchell, Jr.
Oliver C. Mitchell, Jr.
Vice President and Corporate Secretary

Date:  February 4, 2009